RESOLUTIONS RE: ESTABLISHMENT OF SEPARATE ACCOUNT VL

     WHEREAS, Section 10506 of the California Insurance Code permits the establishment of one or more separate accounts;

         WHEREAS, It is desired that the Corporation have a funding vehicle for its variable life insurance policies;

         NOW, THEREFORE, BE IT

         RESOLVED, That, pursuant to section 10506 of the Insurance Code of the State of California, a separate account designated "Separate Account VL of Transamerica Occidental Life Insurance Company" ("Separate Account VL") is hereby established and empowered to:

                  (a) to the extent required by the Investment Company Act of 1940, register under such Act or file a notification of claim of exemption from such registration, and make applications for such other exemptions or orders under such provisions thereof as may appear to be necessary or desirable;

                  (b) to the extent required by the Securities Act of 1933, effect one or more registrations thereunder and in connection with such registrations file one or more registration statements thereunder, or amendments thereto, including any documents or exhibits required as a part thereof;

                  (c) provide for the sale of policies issued and administered by the Corporation as the Officers of the Corporation may deem necessary and appropriate, to the extent such policies provide for allocation of amounts to Separate Account VL;

                  (d) provide for custodial or depository arrangements for assets allocated to Separate Account VL as the Officers of the Corporation may deem necessary and appropriate including self custodianship or safekeeping arrangements by the Corporation;

                  (e) select an independent public accountant to audit the books and records of Separate Account VL;

                  (f) invest or reinvest the assets of Separate Account VL in securities issued by one ore more investment companies registered under the Investment Company Act of 1940 as the Corporation's Board of Directors may designate;

                  (g) divide Separate Account VL into divisions and subdivisions with each division or subdivision investing ins hares of designated classes of designated investment companies or other appropriate securities; and

                  (h) perform such additional functions and take such additional action as may be necessary or desirable to carry out the foregoing and the intent and purpose thereof;

         FURTHER RESOLVED, That the assets of Separate Account VL shall be derived solely from (a) sale of variable life insurance products, (b) funds corresponding to dividend accumulation with respect to such products, and (c) advances made by the Corporation in connection with operation of Separate Account VL;

         FURTHER RESOLVED, That pursuant to California Insurance Code Section 10506 the assets of Separate Account VBL are legally segregated and that part of the assets of Separate Account VL with a value equal to the reserves and other variable life insurance contract liabilities are not chargeable with the liabilities arising out of any other business of the Corporation;

         FURTHER RESOLVED, That this Corporation shall maintain in Separate Account VL assets with a fair market value at least equal to the greater of the valuation reserves for the variable portion of the variable life insurance policies or the benefit base of such policies;

         FURTHER RESOLVED, That the Board of Directors or its Executive Committee be, and it hereby is, authorized in its discretion as it may deem appropriate from time to time in accordance with applicable laws and regulations
(a) to divide, (b) to modify or eliminate any such divisions or subdivisions,
(c) to change the designation of Separate Account VL to another designation, and
(d) to designate further any division or subdivision thereof, and (e) to deregister Separate Account VL under the Investment Company Act of 1940 and to deregister the policies or units of interest thereunder under the Securities Act of 1933;

         FURTHER RESOLVED, That the Officers of the Corporation be, and each of them hereby is, authorized to invest cash from the Corporation's general account in Separate Account VL or in any division thereof as may be deemed necessary or appropriate to facilitate the commencement of Separate Account VL's operations or to meet any minimum capital requirements under the Investment Company Act of 1940 and to transfer cash or securities from time to time between the Corporation's general account and Separate Account VL as deemed necessary or appropriate so long as such transfers are not prohibited by law and are consistent with the terms of the variable life insurance policies issued by the Corporation providing for allocations to Separate Account VL;

         FURTHER RESOVLED, That the income, gains and losses (whether or not realized) from assets allocated to Separate Account VL shall, in accordance with any variable life insurance policies issued by the Corporation providing for allocations to Separate Account VL, be credited to or charged against such Separate Account without regard to the other income, gains or losses of the Corporation;

         FURTHER RESOLVED, That authority is hereby delegated to the Chief Executive Officer or the President to adopt, providing for, among other things, criteria by which the Corporation shall institute procedures to provide for a pass-through of voting rights to the owners of variable life insurance policies issued by the Corporation providing for allocation to Separate Account VL with respect to the shares of any investment companies which are held in Separate Account VL;

         FURTHER RESOLVED, That the fundamental investment policy of Separate Account VL shall be to invest or reinvest the assets of Separate Account VL in securities issued by The Hudson River Fund, Inc. or such other investment companies registered under the Investment Company Act of 1940 as the Officers of the Corporation may designate pursuant to the provisions of the variable life insurance policies issued by the Corporation providing for allocations to Separate Account VL;

         FURTHER RESOLVED, That the Officers of the Corporation are authorized and directed, with the assistance of accountants, legal counsel and other consultants, to prepare and execute any necessary agreements to enable Separate Account VL to invest or reinvest the assets of Separate Account VL in securities issued by the Hudson River Fund, Inc., or such other investment companies registered under the Investment Company act of 1940 as of the Officers of the Corporation may designate pursuant to the provisions of the variable life insurance policies issued by the Corporation providing for allocations to Separate Account VL;

         FURTHER RESOLVED, The fiscal year of Separate Account VL shall end on the 31st day of December of each year;

         FURTHER RESOLVED, That the Officers of the Corporation, with the assistance of accountants, legal counsel and other consultants, are authorized to prepare, execute and file all periodic reports required under the Investment Company Act of 1940 and the Securities Exchange Act of 1934;

         FURTHER RESOLVED, That the Corporation may register under the Securities Act of 1933 variable life insurance policies, or units of interest thereunder, under which amounts will be allocated by the Corporation to Separate Account VL to support reserves for such policies and, in connection therewith, the Officers of the Corporation be, and each of them hereby is authorized, with the assistance of accountants, legal counsel and other consultants, to prepare, execute and file with the Securities and Exchange Commission, in the name and on behalf of the Corporation, registration statement sunder the Securities Act of 1933, including prospectuses, supplements, exhibits and other documents relating thereto, and amendments to the foregoing, in such form as the Officer executing the same may deem necessary or appropriate;

         FURTHER RESOLVED, That the Officers of the Corporation are authorized, with the assistance of accountants, legal counsel and other consultants, to take all actions necessary to register Separate Account VL as a unit investment trust under the Investment Company Act of 1940 and to take such related actions as they deem necessary and appropriate to carry out the foregoing;

         FURTHER RESOLVED, That the Officers of the Corporation be, and each of them hereby is, authorized to prepare, execute, and file with the assistance of accountants, legal counsel and other consultants with the Securities and Exchange Commission applications and amendments there to for such exemptions from or orders under the Investment Company Act of 1940 and to request from the Securities and Exchange Commission no action and interpretative letters as they may from time to time deem necessary or desirable;

         FURTHER RESOLVED, That the General Counsel of the Corporation is hereby appointed as agent for service under any such registration statement and is duly authorized to receive communications and notices from the Securities and Exchange Commission with respect thereto and to exercise posers given to such agent by the Securities Act of 1933 and the Rules thereunder, and any other necessary Acts;

         FURTHER RESOLVED. That the Officers of the Corporation be, and each of them hereby is, authorized, with the assistance of accountants, legal counsel and other consultants for the Corporation, to effect, in the name and on behalf of the Corporation, all such registrations, filings and qualifications under blue sky or other applicable securities laws and regulations and under insurance securities laws and insurance laws and regulations of such states and other jurisdictions as they may deem necessary or appropriate, with respect to the Corporation, and with respect to any variable life insurance policies under which amounts will be allocated by the Corporation to separate Account VL to support reserves for such policies; such authorization to include registration, filing and qualification of the Corporation of said policies, as well as registration, filing, and qualification of officers, employees and agents of the Corporation as brokers, dealers, agents, salesmen, or otherwise; and such authorization shall also include, in connection therewith, authority to prepare, execute, acknowledge and file all such applications, applications for exemptions, certificates, affidavits, covenants, consents to service or process and other instruments and to take all such action as the officer executing the same or taking such action may deem necessary or desirable;

         FURTHER RESOLVED, That the following binding Standards of Suitability which are applicable to the Corporation, its officers, directors, employees, affiliates and agents and which expresses the policy of the Corporation with respect to determining the suitability for applicants be adopted: No recommendation shall be made to an applicant to purchase a variable life insurance policy and no variable life insurance policy shall be issued in the absence of reasonable grounds to believe that the purchase of such policy is not unsuitable for such applicant on the basis of information furnished after reasonable inquiry of such applicant concerning the applicant's insurance and investment objectives, financial situation and needs, and any other information known to the Corporation or to the agent making the recommendation;

         FURTHER RESOLVED, that the following binding Standards of Conduct applicable to the Corporation, its officers, directors, employees, and affiliates (individually and collectively "Person") with respect to the purchase and sale of investments and the operations of Separate Account VL be adopted:

     1. No Person shall engage in any action or activity which the Person has reason to believe could in any way conflict with Separate Account VL's interests.

     2. No Person, directly or indirectly, shall, in connection with any transaction, (a) employ any device, scheme or artifice to defraud Separate Account VL; (b) make to Separate Account VL any untrue statement of a material fact or omit to state to the Separate Account VL a material fact necessary in order to make the statements made, in light of the circumstances under which they are mad, not misleading;
          (c) engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon Separate Account VL; or (d) engage in any manipulative practice with respect to the Separate Account VL.

     3. No Person shall accept, directly or indirectly, any gift, favor, service, or anything of value from any broker, dealer or other person which could be construed as being compensation for causing Separate Account VL to engage in any transaction with such broker, dealer or other person.

     4. Each Person shall keep confidential all information regarding past or future transactions, investment programs and studies of Separate Account VL, except as may be required by applicable law or approved by the Company's Board;

     5. Unless otherwise approved in writing by the California Insurance Commissioner in advance of the transaction, no Person shall:

     (a) Sell to or purchase from Separate Account VL any securities or other property, other than variable life insurance policies;

     (b) Purchase or allow to be purchased for Separate Account VL any securities of which a Person is the issuers;

     (c) Accept any compensation, other than a regular salary or wages from a Person, for the sale of purchase of securities to or from Separate Account VL other than as provided in Section 2534.5(i)(3)(C) of the California Administrative Code;

     (d) Engage in any joint transaction, participation or common undertaking whereby such Person participates with Separate Account VL in any transaction in which a Person obtains an advantage in the price or quality of the item purchased, in the services received, or in the cost of such service and such Person is disadvantaged in any of these respects by the same transaction;

     (e) Borrow money or securities from Separate Account VL other than under a policy loan provision; and

     FURTHER RESOLVED, That the officers of the Corporation be, and each of them hereby is, authorized to execute and deliver all such documents and papers and to do or cause to be done all such acts and things as they may deem necessary or desirable to carry out the foregoing resolutions and the intent and purpose thereof.